Columbia Financial, Inc. Annual Meeting of Shareholders June 5, 2025 | Thomas J. Kemly, President & CEO June 5, 2025 | Dennis E. Gibney, Sr. EVP, CFO

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the private securities litigation reform act of 1995 regarding Columbia Financial Inc.'s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe", "expect", "anticipate", "intend", "target", "estimate", "continue", "positions", "prospects", or "potential", by future conditional verbs such as "will", "would", "should", "could", "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to update any forward-looking statements. Actual results may differ materially from current projections. In addition, to factors previously disclosed in Columbia Financial's reports filed with the U.S. Securities and Exchange Commission and those identified elsewhere in this presentation, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates, higher inflation and their impact on national and local economic conditions; changes in monetary and fiscal policies of the U.S. Treasury, the Board of Governors of the Federal Reserve System and other governmental entities; the impact of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; the impact of legal, judicial and regulatory proceedings or investigations; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect a borrowers’ ability to service and repay the Company’s loans; the effect of acts of terrorism, war or pandemics, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; changes in the value of securities in the Company’s portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and securities; legislative changes and changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s consolidated financial statements will become impaired; cyber-attacks, computer viruses and other technological risks that may breach the security of our systems and allow unauthorized access to confidential information; the inability of third party service providers to perform; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits and effectively manage liquidity; risks related to the implementation of acquisitions, dispositions, and restructurings; the successful implementation of our December 2024 balance sheet repositioning transaction; the risk that the Company may not be successful in the implementation of its business strategy, or its integration of acquired financial institutions and businesses, and changes in assumptions used in making such forward-looking statements which are subject to numerous risks and uncertainties, including but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K and those set forth in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all as filed with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures This presentation contains financial information presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). This presentation also contains certain non-GAAP information that the Company's management uses in its analysis of the Company's financial results, including core net income, core return on average assets, core return on average tangible stockholders’ equity, and core efficiency ratio. Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company's management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company's core financial results for the periods presented. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. The Company also provides measurements and ratios based on tangible stockholders' equity. These measures are commonly utilized by regulators and market analysts to evaluate the Company's financial condition and, therefore, the Company's management believes that such information is useful to investors. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided in the appendix to this presentation.

• Executed a balance sheet repositioning transaction in order to improve earnings in future years and expand net interest margin. • The Company sold $321 million of debt securities held available for sale at a loss and reinvested the proceeds in higher yielding loans and securities and prepaid high cost borrowings. • Earnings were impacted by the repositioning transaction, as the Company reported a net loss of $11.7 million, or loss on earnings per basic and diluted share of $0.11. • Generated core net income of $23.2 million(1). • Realized core return on average assets(1) and core return on average tangible equity(1) of 0.22% and 2.14%, respectively. • Increased tangible book value per share to $9.17 at December 31, 2024. • Achieved deposit growth of 3.2% to $8.1 billion. • Maintained strong asset quality – nonperforming assets to total assets was 0.22% at December 31, 2024. • Stabilized net interest margin as funding cost pressures moderated. • Maintained strong capital with a Common Tier 1 risk-based capital ratio of 13.31%. • Repurchased 356,116 shares of our common stock for $5.9 million. (1) Represents a Non-GAAP financial measure. See the appendix for the reconciliation of GAAP to Non-GAAP financial measures. 2024 Year In Review 4

• Reported net income of $8.9 million, or $0.09 per basic and diluted share. • Improved core return on average assets(1) and core return on average tangible equity(1) to 0.35% and 3.78%, respectively. • Increased tangible book value per share to $9.35 at March 31, 2025. • Continued our strategy to grow a strong, conservative balance sheet. • Asset growth of 1.3% to $10.6 billion. • Loans receivable growth of 1.4% to $8.0 billion. • Deposit growth of 1.2% to $8.2 billion. • Maintained strong asset quality – nonperforming assets to total assets was 0.25% at March 31, 2025. • Increased net interest margin 36 basis points to 2.11% for the quarter ended March 31, 2025 compared to 1.75% for the quarter ended March 31, 2024. • Continued to maintain prudent expense discipline. • Redesigned and modernized Columbia Bank’s website. (1) Represents a Non-GAAP financial measure. See the appendix for the reconciliation of GAAP to Non-GAAP financial measures. March 31, 2025 Update 5

Consolidated Statements of Financial Condition Description 3/31/2025 12/31/2024 12/31/2023 12/31/2022 12/31/2021 Total Assets 10,607,850$ 10,475,493$ 10,645,568$ 10,408,169$ 9,224,097$ Total cash and cash equivalents 256,089 289,223 423,249 179,229 70,963 Debt securities available for sale, at fair value 1,077,331 1,025,946 1,093,557 1,328,634 1,703,847 Debt securities held to maturity, at amortized cost 400,975 392,840 401,154 421,523 429,734 Loans receivable, net 7,965,274 7,856,970 7,819,441 7,624,761 6,297,912 Deposits 8,194,935 8,096,149 7,846,556 8,001,159 7,570,216 Borrowings 1,107,588 1,080,600 1,528,695 1,127,047 377,309 Total stockholders' equity 1,100,343 1,080,376 1,040,335 1,053,595 1,079,081 (In thousands) 6

(1) Represents a Non-GAAP financial measure. Refer to the appendix for the reconciliation of GAAP to Non-GAAP financial measures. Consolidated Statements of Income 2025 2024 2024 2023 2022 2021 Interest income 112,163$ 108,627$ 451,426$ 394,978$ 309,670$ 270,150$ Interest expense 61,838 66,427 273,444 189,102 42,893 37,016 Net interest income 50,325 42,200 177,982 205,876 266,777 233,134 Provision for (reversal of) credit losses 2,933 5,278 14,451 4,787 5,485 (9,953) Non-interest income 8,471 7,452 1,894 27,379 30,400 38,831 Non-interest expense 43,845 45,658 181,335 182,417 174,816 155,737 Pretax income (loss) 12,018 (1,284) (15,910) 46,051 116,876 126,181 Income tax expense (benefit) 3,118 (129) (4,257) 9,965 30,703 34,132 Net income (loss) 8,900$ (1,155)$ (11,653)$ 36,086$ 86,173$ 92,049$ Core Net Income 9,063$ 455$ 23,234$ 50,790$ 90,853$ 94,031$ For the Three Months Ended March 31, For the Years Ended December 31, Description (In thousands) (1) 7

9.40% 9.30% 8.70% 9.00% 10.80% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 3/31/2025 YE 2024 YE 2023 YE 2022 YE 2021 Tangible Common Equity / Tangible Assets• Management focused on deploying the capital raised in the IPO through a combination of organic growth, acquisitions, and repurchases. Repurchases were paused in 2025 in order to retain capital. • CLBK does not expect to pay cash dividends to shareholders while in the MHC structure as it is not a "grandfathered" MHC under the Dodd Frank Act and, therefore, the MHC cannot waive dividends from CLBK. • Capital ratios exceed the regulatory “well capitalized” levels. Capital Management 0.4 4.2 4.5 6.1 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 YE 2024 YE 2023 YE 2022 YE 2021 Shares Repurchased (in millions) 14.20% 13.40% 13.31% 10.02% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Total Capital Tier 1 Capital Risk Based Common Equity Tier 1 Capital Tier 1 Capital As of December 31, 2024 Minimum Capital Adequacy Requirements 8

(1) Represents a Non-GAAP financial measure. YTD 2025 - Ratios are annualized for the three months ended March 31, 2025. Financial Performance 0.35% 0.22% 0.49% 0.93% 1.03% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% YTD 2025 YE 2024 YE 2023 YE 2022 YE 2021 Core Return on Average Assets(1) 3.78% 2.49% 5.21% 9.56% 10.01% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% YTD 2025 YE 2024 YE 2023 YE 2022 YE 2021 Core Return on Average Tangible Equity(1) 2.11% 1.82% 2.16% 2.98% 2.76% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% YTD 2025 YE 2024 YE 2023 YE 2022 YE 2021 Net Interest Margin 74.20% 81.45% 72.00% 56.64% 56.13% 40.00% 50.00% 60.00% 70.00% 80.00% 90.00% YTD 2025 YE 2024 YE 2023 YE 2022 YE 2021 Core Efficiency Ratio(1) 9

Lending $7,965 $7,857 $7,819 $7,625 $6,298 $0 $2,500 $5,000 $7,500 $10,000 3/31/2025 YE 2024 YE 2023 YE 2022 YE 2021 Loans Receivable, net (in millions) • As a community banking organization, the Company differentiates itself by focusing on relationships and self-sourced originations. • Loans are largely focused in New Jersey, Pennsylvania and the suburbs of New York. Originations in New York City are limited. • During the first quarter of 2025, the Company originated $331.4 million in loans. Commercial real estate and construction loan originations were $180.5 million and $66.5 million, respectively. • Continue to de-emphasize residential lending and shift originations toward commercial loan products. Loan Type (Dollars in thousands) 3/31/2025 12/31/2021 % Change Residential 2,676,566$ 2,092,317$ 27.9% Home Equity / Consumer 255,986 277,991 -7.9% Multifamily and Commercial Real Estate 3,997,291 3,211,344 24.5% Construction 437,081 295,047 48.1% Commercial Business 614,049 452,232 35.8% Total Loans 7,980,973 6,328,931 26.1% PCD Loans 10,395 6,791 Net Deferred Loan Costs 35,940 24,879 Allowance for Credit Losses(1) (62,034) (62,689) Loans Receivable, net 7,965,274$ 6,297,912$ (1) The Company adopted ASU 2016-13 as of January 1, 2022. Prior periods have not been restated. 10

Commercial Real Estate Investor Owned Commercial Real Estate - 43.5% Multifamily Real Estate - 39.3% Owner Occupied Commercial Real Estate - 17.2% Commercial Real Estate Breakdown as of March 31, 2025 Investor Owned Commercial Real Estate (Dollar in thousands) Balance % of Total Commercial Real Estate Average Loan Size Weighted Average Loan to Value Ratio (1) Weighted Average Debt Service Coverage (1) Retail / Shopping Centers 518,841$ 13.0% 3,034$ 53.4% 1.50x Mixed Use 220,391 5.5 1,196 58.0 1.57 Industrial / Warehouse 423,634 10.6 3,444 54.8 1.65 Non-Medical Office 189,617 4.7 1,935 51.1 1.65 Medical Office 118,547 3.0 3,293 60.0 1.46 Single Purpose 95,041 2.4 1,033 54.8 3.14 Other 173,849 4.3 1,229 51.3 1.75 Total 1,739,920$ 43.5% 1,596$ 54.4% 1.67x 11 (1) Based on the most recent available information.

Commercial Real Estate (Continued) 77.2% 11.4% 6.5% 1.3% 3.6% Multifamily Concentrations as of March 31, 2025 New Jersey Philadelphia - PA Other - PA New York City - NY Other - NY The multifamily portfolio includes only two loans collateralized by New York City rent stabilized properties, totaling approximately $820,000. 12

Commercial Real Estate (Continued) $115,376 $54,576 $121,728 $20,400 $27,260 $27,104 $178,477 $139,568 $129,944 $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 2025 2026 2027 Upcoming Loan Maturities by Year (in thousands) Multifamily Real Estate Owner Occupied Commercial Real Estate Investor Owned Commercial Real Estate The weighted average rates on loans maturing in 2025, 2026, and 2027 are 5.32%, 4.78%, and 4.64%, respectively. 13

Peers: AUB, BHLB, BRKL, CBU, CNOB, CUBI, DCOM, EGBN, FCF, FFIC, INDB, IBTX, KRNY, LBAI, NBTB, NFBK, OCFC, PGC, PFS, STBA, SASR, WSFS (LBAI – data reported as of 12/31/2024) Source: S&P Global Asset Quality 0.25% 0.22% 0.12% 0.06% 0.04% 0.47% 0.48% 0.24% 0.26% 0.27% 0.00% 0.20% 0.40% 0.60% 3/31/2025 YE 2024 YE 2023 YE 2022 YE 2021 NPAs / Total Assets Columbia Financial, Inc. Peer Median 0.78% 0.76% 0.70% 0.69% 0.99%1.02% 1.02% 1.00% 1.04% 1.08% 0.00% 0.50% 1.00% 1.50% 3/31/2025 YE 2024 YE 2023 YE 2022 YE 2021 ACL / Total Loans Columbia Financial, Inc. Peer Median 14

Sources: S&P Global and Federal Reserve Bank, all Banks NSA. Asset Quality (Continued) 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Net Charge-offs / Average Loans By Year Columbia Financial, Inc. Peer Median 15

Deposits $8,195 $8,096 $7,847 $8,001 $7,570 $0 $2,000 $4,000 $6,000 $8,000 $10,000 3/31/2025 YE 2024 YE 2023 YE 2022 YE 2021 Total Deposits (in millions) 18.1% 23.6% 16.3% 8.0% 34.0% Deposit Breakdown as of March 31, 2025 Non-Interest Bearing Demand Interest-Bearing Demand Money Market Savings Certificates of Deposit • The deposit base is large and diverse with an average deposit balance of approximately $40,000 at March 31, 2025. • Uninsured deposits were approximately $2.2 billion, or 27.3%, of total deposits at March 31, 2025 (excluding municipal deposits of $866.5 million which are collateralized). • Consumer deposit growth is driven through our branch network leveraging our community development. • We continue to focus on treasury services as a means of deepening our commercial customer relationships and providing enhanced customer service for an appropriate fee. 16

Investment Securities 25.3% 68.3% 0.2% 5.7% 0.5% Investment Breakdown as of March 31, 2025 U.S. Government and agency obligations Agency MBS and CMOs Municipal obligations Corporate debt securities Equities • Approximately 93.6% of the total portfolio consisted of direct government or government agency obligations. • Net unrealized losses on available for sale securities, net of tax, as a percentage of total equity was 6.5%. 17

Completed IPO Sold 43% of Columbia Financial and raised $498 million in gross proceeds. Granted 3% of the shares to the Columbia Bank Foundation. Pro forma TCE was 15.6%. 2018 2020 2022 2019 2021 Acquired Roselle Mutual Merger $422 million in total assets and $333 million in deposits. In market transaction adding three branches, net of closures. Acquired RSI Mutual Merger $595 million in assets and $503 million in deposits. In market transaction adding three branches, net of closures. Acquired Freehold Mutual Merger $316 million in assets and $210 million in deposits at two branches. Acquired Stewardship $136 million cash acquisition. Community bank with $962 million in assets and $783 million in deposits. In market transaction adding seven branches, net of closures. Mergers & Acquisitions 18

Organizational Considerations and Pro Forma Value of a Hypothetical Second Step Conversion

- Management and the Board of Directors are aware of the opportunities afforded by a second step conversion.
- We believe that being "well-positioned" to execute a second step conversion is important.
- Therefore, management is focused on:
  - Building the growth engine so we can leverage the amount of capital raised in a second step;
  - Deploying the remaining excess capital from the initial MHC offering;
  - Continuing to evaluate potential merger opportunities; and
  - Improving profitability and franchise value.

Date		3/31/2025	
Tangible Stockholders' Equity	$	981,185	
Total Shares Outstanding		104,930,900	
Minority Shares		28,914,376	27.6%
Majority Shares		76,016,524	72.4%

Price to Fully Converted Pro Forma Tangible Book		80.0%	90.0%	100.0%
			(Dollar in thousands)	
Fully Covertable Value		$ 1,640,800	$ 2,137,000	$ 2,819,800
Offering Price Per Share		$ 10.00	$ 10.00	$ 10.00
Gross Proceeds		$ 1,188,667	$ 1,548,136	$ 2,042,786
Expenses and Stock Benefits	(10%)	(118,867)	(154,814)	(204,279)
Net Investable Proceeds		1,069,800	1,393,322	1,838,508
Existing Tangible Equity		981,185	981,185	981,185
Pro Forma Tangible Equity		$ 2,050,985	$ 2,374,507	$ 2,819,693
Pro Forma Tangible Book Value Per Share		$ 12.50	$ 11.11	$ 10.00
Exchange Ratio		1.56	2.04	2.69
Exchange Value Per Minority Share		**$ 15.64**	**$ 20.37**	**$ 26.87**

Legal Disclaimer: The pro forma financial information presented on this page is for illustrative purposes only, is based on information currently available, and does not reflect the actual pricing of any future second step conversion. While we continue to evaluate our organizational structure, we have no current plans to undertake a second step conversion nor is there any assurance that we will undertake such a conversion in the future.

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• Focus on earnings improvement, especially strategies to improve margins. • Continue our organic growth strategy while being mindful of economic conditions and evaluating acquisitions opportunistically. • Continue to manage our level of operating expenses. • Continue to build the infrastructure to support long term growth. • Continue to control funding costs to defend and expand margin. • Continue to maintain credit discipline and continue to bolster enterprise risk management for regional bank regulatory oversight. • Emphasize our commercial lines of business to continue our migration toward a commercial bank balance sheet. • De-emphasize residential mortgage lending due to lower profit margins, long asset durations and interest rate cyclicality. • Build our core deposit base with an emphasis on commercial treasury services. • Increase our emphasis on digital strategies to address customer preferences and gain operating efficiencies. • Be positioned to pursue a second step conversion if and when conditions are right. Strategic Focus 20

Questions

Appendix Reconciliation of GAAP to Non-GAAP Financial Measures

Core Net Income 2025 2024 2024 2023 2022 2021 Reconciliation of Core Net Income: Net Income (loss): 8,900$ (1,155)$ (11,653)$ 36,086$ 86,173$ 92,049$ Add/Less: Loss (gain) on securities transactions, net of tax - 1,130 30,082 9,249 (156) (1,481) Add: FDIC special assessment, net of tax - 393 385 3,009 - - Add: Severance expense, net of tax 163 67 67 1,390 - - Less: Insurance settlement, net of tax - - - - (486) - Add: Merger-related expenses, net of tax - 20 1,468 529 2,210 974 Add: Litigation expenses, net of tax - - - 262 2,913 - Add: Loss on extinguishment of debt, net of tax - - 2,885 265 - 2,079 Add: Branch closure expense, net of tax - - - - 199 410 Core Net Income 9,063$ 455$ 23,234$ 50,790$ 90,853$ 94,031$ For the Three Months Ended March 31, For the Years Ended December 31,Description (in thousands) 23

Core ROAA and ROATE 2025(1) 2024(1) 2024 2023 2022 2021 Return on Average Assets 0.34% -0.04% -0.11% 0.35% 0.88% 1.01% Net Income (loss) 8,900$ (1,155)$ (11,653)$ 36,086$ 86,173$ 92,049$ Average Assets 10,562,982$ 10,568,560$ 10,653,512$ 10,370,557$ 9,741,822$ 9,103,003$ Core Return on Average Assets 0.35% 0.02% 0.22% 0.49% 0.93% 1.03% Core Net Income 9,063$ 455$ 23,234$ 50,790$ 90,853$ 94,031$ Total Average Stockholders' Equity 1,090,669$ 1,042,777$ 1,052,460$ 1,098,098$ 1,065,338$ 1,024,914$ Less: Average Goodwill (110,715) (110,715) (110,715) (110,715) (103,477) (79,842) Less: Average Core Deposit Intangible (8,784) (10,956) (10,119) (12,398) (11,352) (5,717) Total Average Tangible Stockholders' Equity 971,170$ 921,106$ 931,626$ 974,985$ 950,509$ 939,355$ Core Return on Average Tangible Equity 3.78% 0.20% 2.49% 5.21% 9.56% 10.01% For the Three Months Ended March 31, For the Years Ended December 31,Description (in thousands, except ratio data) (1) Ratios for the three months ended March 31, 2025 and 2024 are annualized. 24

Core Efficiency Ratio

Description (in thousands, except ratio data)	For the Three Months Ended March 31, 2025[1]	For the Three Months Ended March 31, 2024[1]	For the Years Ended December 31, 2024	2023	2022	2021
Efficiency Ratio	74.57%	91.96%	100.81%	78.20%	58.83%	57.26%
Net Interest Income	$ 50,325	$ 42,200	$ 177,982	$ 205,876	$ 266,777	$ 233,134
Non-Interest Income	8,471	7,452	1,894	27,379	30,400	38,831
Total Income	$ 58,796	$ 49,652	$ 179,876	$ 233,255	$ 297,177	$ 271,965
Non-Interest Expense	$ 43,845	$ 45,658	$ 181,335	$ 182,417	$ 174,816	$ 155,737
Core Efficiency Ratio	74.20%	88.39%	81.45%	72.00%	56.64%	56.13%
Non-Interest Income	$ 8,471	$ 7,452	$ 1,894	$ 27,379	$ 30,400	$ 38,831
Add/Less: Loss (gain) on securities transactions	-	1,256	35,851	10,847	(210)	(2,025)
Less: Insurance settlement	-	-	-	-	(650)	-
Core Non-Interest Income	**$ 8,471**	**$ 8,708**	**$ 37,745**	**$ 38,226**	**$ 29,540**	**$ 36,806**
Non-Interest Expense	$ 43,845	$ 45,658	$ 181,335	$ 182,417	$ 174,816	$ 155,737
Less: FDIC special assessment	-	(565)	(439)	(3,840)	-	-
Less: Severance expense	(220)	(74)	(74)	(1,605)	-	-
Less: Merger-related expenses	-	(22)	(1,665)	(606)	(2,810)	(822)
Less: Litigation expenses	-	-	-	(317)	(3,916)	-
Less: Loss on extinguishment of debt	-	-	(3,447)	(300)	-	(2,851)
Less: Branch closure expense	-	-	-	-	(266)	(548)
Core Non-Interest Expense	**$ 43,625**	**$ 44,997**	**$ 175,710**	**$ 175,749**	**$ 167,824**	**$ 151,516**

(1) Ratios for the three months ended March 31, 2025 and 2024 are annualized.

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